EXHIBIT 23.1


CONSENT OF INDEPENDENT PUBLIC ACCOUNTANTS

Measurement Specialties Inc.

As independent public accountants, we hereby consent to the use of our reports and all references to our firm included in or made a part of this registration statement.

/s/ Arthur Andersen LLP

Arthur Andersen LLP

Roseland, New Jersey
July 11, 2001


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CONSENT OF INDEPENDENT PUBLIC ACCOUNTANTS

IC Sensors, Inc.

As independent public accountants, we hereby consent to the use of our reports and all references to our firm included in or made a part of this registration statement.

/s/ Arthur Andersen LLP

Arthur Andersen LLP

Roseland, New Jersey
July 11, 2001